                                                                       EXHIBIT 4


                            JOINT FILING AGREEMENT

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  May 10, 2000
                                  MERCK & CO., INC.


                                  By: /s/ Judy C. Lewent
                                     ---------------------------------------
                                     Name:  Judy C. Lewent
                                     Title: Senior Vice President and General
                                     Counsel

                                  PV ACQUISITION CORP.


                                  By: /s/ Judy C. Lewent
                                     ---------------------------------------
                                     Name:  Judy C. Lewent
                                     Title: President


                                  MERCK-MEDCO MANAGED CARE, L.L.C.


                                  By: /s/ Richard T. Clark
                                     ---------------------------------------
                                     Name:  Richard T. Clark
                                     Title: President

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